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                                                                    EXHIBIT 99.2

                       [LETTERHEAD OF COMMERCE & FINANCE]

                                October 18, 2007

Agria Corporation
M&C, Corporation Services Limited
PO Box 309GT, Ugland House,
South Church Street, George Town, Grand
Cayman, Cayman Islands

Dear Sirs,

We are qualified lawyers of the People's Republic of China (the 'PRC") and are qualified to issue opinions on the laws and regulations of the PRC.

We have acted as PRC counsel for Agria Corporation, a company incorporated under the laws of the Cayman Islands (the "Company"), in connection with (i) the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "Registration Statement"), originally filed with the Securities and Exchange Commission (the "SEC"), under the U.S. Securities Act of 1933, as amended (the "Securities Act"), on October 18, 2007, relating to the offering by the Company of American Depositary Shares ("ADSs") representing ordinary shares of the Company (together with the ADSs, the "Offered Securities") and (ii) the Company's proposed listing of the ADSs on the New York Stock Exchange.

In rendering this opinion, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic original documents submitted to us as copies and the completeness of the documents provided to us. We have also assumed that no amendments, revisions, modifications or other changes have been made with respect to any of the documents after they were submitted to us for purposes of this opinion. We have further assumed the accuracy and completeness of all factual statements in the documents.

As used herein, (a) "PRC LAWS" means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, subordinary legislations of the PRC which are publicly available(other than the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province); (b) "GOVERNMENTAL AGENCIES" means any court, governmental agency or body or any stock exchange authorities of the PRC (other than the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province); (c) "GOVERNMENTAL APPROVALS" means all approvals, consents, waivers, sanctions, authorizations, declarations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications, licenses, certificates and permits required by Governmental Agencies; (d) "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and the PRC Companies (as defined


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herein below) taken as a whole; and (e) "PROSPECTUS" means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

1. On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce ("MOFCOM"), the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission ("CSRC"), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "NEW M&A RULE"), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVS, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises' securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. Based on our understanding of current PRC Laws, we believe that the New M&A Rule does not require the Company, which is not a special purpose vehicle formed or controlled by PRC companies or PRC individuals and established its PRC subsidiary by means of direct investment other than merger and acquisition of PRC domestic companies, to obtain the MOFCOM approval for (1) its establishment of Aero Biotech Science & Technology Co., Ltd. ("AGRIA CHINA"), (2)Agria China's entering into and consummation of contractual arrangements with Primalights III Agricultural Development Co., Ltd. ("P3A") and P3A's shareholders as described in the Section "Corporate History and Structure" of the Registration Statement, or (3)require the Company to obtain the CSRC approval in connection with this Offering. No other Governmental Approval is required for this offering.

2. The ownership structures of the Agria China and P3A, both currently and immediately after giving effect to the Offering, are in compliance with the PRC laws; the contractual arrangements among Agria China, P3A and P3A's shareholders governed by PRC law as described in the Registration Statement are valid, binding and enforceable, and will not result in any violation of PRC Laws; and the business operations of Agria China and P3A, as described in the Registration Statement, are in compliance with existing PRC laws and regulations in all material respects.

This opinion relates to the PRC Laws in effect on the date hereof.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the above-mentioned Registration Statement and to the reference to our firm's name under the sections of the Prospectus entitled "Risk Factors", "Enforceability of Civil Liabilities", "Regulation", and "Legal Matters" included in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.



                                            Yours sincerely,


                                            /s/ Commerce & Finance Law Offices
                                            Commerce & Finance Law Offices


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